Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Interim Report of Rasna Therapeutics, Inc. (the “Company”) on Form 10-K for the year ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Keeren Shah, Finance Director of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 15, 2021

/s/ Keeren Shah
Name: Keeren Shah Title: Finance Director